Exhibit 10.1

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (Second Amendment) is entered into the 14th day of May, 2014 (“Execution Date”) and effective this 1st Day of May, 2014 (“Effective Date”) by and between TWIN CITIES POWER HOLDINGS, L.L.C., a Minnesota Limited Liability Company, with its principal place of business at 16233 Kenyon Avenue, Suite 210, Lakeville, Minnesota 55044 (the “COMPANY”) and TIMOTHY S. KRIEGER an individual with his principal residence at 19555 Oak Grove Ave. Prior Lake Minnesota 55372 (the “EMPLOYEE”).

The PARTIES entered into an Employment Agreement on the 1st day of January, 2012 and a FIRST AMENDENT to EMPLOYMENT AGREEMENT on the 24th of March, 2014. The PARTIES wish to amend certain terms and conditions in the Amended Employment Agreement pursuant to this Second Amendment.

NOW THEREFORE, in consideration of the mutual covenants, terms, and conditions herein contained, it is hereby agreed by and between the PARTIES:

1.	Section 7. Termination and Default is AMENDED as follows.

(g) Payments upon Termination Other Than For Cause.

In the event the Executive’s employment with the COMPANY is terminated by the COMPANY without Cause, as a result of death or the COMPANY’s Non-Renewal:

(i) In the event that the Executive’s employment with the COMPANY is terminated by the COMPANY without Cause, the COMPANY shall pay to the Executive as severance an amount of Two Million and no/100 Dollars ($2,000,000.00

(ii) In the event that Executive’s employment terminates as a result of the non-renewal by the COMPANY of this Agreement (a “Company Non-Renewal”) the COMPANY shall pay to the Executive One Million and no/100 Dollars ($1,000,000.00).

(iii) In the event that Executive’s employment terminates as a result of death while employed by the COMPANY, the COMPANY shall have maintained a Five Million and no/100 Dollar ($5,000,000.00) Term Life Insurance Policy payable to the Executive’s Estate.

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2. Other Terms and Conditions. All other terms and conditions of the Employment Agreement as amended remain unchanged except as hereinbefore amended by this SECOND AMENDMENT to EMPLOYMENT AGREEMENT

The COMPANY and the EMPLOYEE have duly executed this Second Amendment to the Employment Agreement as of the date and year set forth in the first paragraph to this Second Amendment.

TWIN CITIES POWER HOLDINGS, L.L.C.

/s/ Timothy S. Krieger

By: TIMOTHY S. KRIEGER

Its: President/CEO

/s/ Keith W. Sperbeck

By: KEITH W. SPERBECK

Its: Secretary

EMPLOYEE

/s/ Timothy S. Krieger

By: TIMOTHY S. KRIEGER

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